UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2014

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 13, 2014, the Board of Directors (the “Board”) of PFSweb, Inc. (the “Company”) established the compensation for the current nonemployee Directors for 2014 until the Company’s 2014 annual meeting of shareholders. Each nonemployee Director will receive a retainer (the “Retainer”) of $25,000, payable on or about the first day of each quarter during such period. The Board authorized the Compensation Committee (the “Committee”) to determine the form and method of payment of such Retainer, including payment of such Retainer in cash or in an equity based award (an “Award”) under the Company’s 2005 Employee Stock Option and Incentive Plan (the “Plan”), and, in the event the Retainer is in the form of an Award, the Board further authorized the Committee to issue on a one-time basis an option (the “Option”) under the Plan for the purchase of 30,000 shares of the Company’s common stock. The Board currently contemplates continuing this compensation program following the 2014 annual meeting.

The Committee subsequently determined that the payment of such Retainer to all nonemployee Directors (other than Dr. Neil Jacobs) will be in the form of a Deferred Stock Unit (a “DSU”) under the Plan. The DSU represents the right to receive a number of shares of Common Stock equal to the Retainer divided by the immediately preceding closing price of the Common Stock. Shares are not issuable under the DSU until the Director no longer serves on the Board. The Committee further authorized the issuance of the Option on a one-time basis to each Director for whom the Retainer is paid through the issuance of the DSU.

The terms and provisions of the DSU and Option are set forth in the forms thereof filed as exhibits herewith.

Item 9.01 Financial Statements and Exhibits.

99.1 – Form of Deferred Stock Unit.

99.2 – Form of Option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2014

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and Chief Financial and Accounting Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Form of Deferred Stock Unit.

99.2	Form of Option.